Operation Number 36384

DEED OF FINANCIAL AND PERFORMANCE GUARANTEE

among

BALYKSHY L.L.P.

and

CASPIAN SERVICES INC.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated  2008

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TABLE OF CONTENTS

ARTICLE I - DEFINITIONS AND INTERPRETATION	2
SECTION 1.01. DEFINITIONS	2
SECTION 1.02. INTERPRETATION	2

ARTICLE II - GUARANTEE AND INDEMNITY	2
SECTION 2.01. GUARANTEE	2
SECTION 2.02. INDEMNITY	2
SECTION 2.03. CONTINUING GUARANTEE	2
SECTION 2.04. ACKNOWLEDGEMENTS BY THE GUARANTOR	2

ARTICLE III - PROJECT COMPLETION	2
SECTION 3.01. GUARANTOR'S OBLIGATIONS	2
SECTION 3.02. ADVANCES BY GUARANTOR	2

ARTICLE IV - DISCHARGE AND RELEASE	2
SECTION 4.01. DISCHARGE AND RELEASE	2

ARTICLE V - WAIVER OF DEFENCES	2
SECTION 5.01. WAIVER OF DEFENCES	2
SECTION 5.02. OTHER CIRCUMSTANCES	2

ARTICLE VI - DEMANDS	2
SECTION 6.01. DEMANDS
SECTION 6.02. DEED AS PROPERTY OF EBRD
SECTION 6.03. BANKRUPTCY OR LIQUIDATION OF THE BORROWER

ARTICLE VII - REPRESENTATIONS AND WARRANTIES

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SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR	2
SECTION 7.02. REPRESENTATIONS AND WARRANTIES OF BORROWER	2
SECTION 7.03. RESTATEMENT OF REPRESENTATIONS AND WARRANTIES	2
SECTION 7.04. EBRD's RELIANCE	2
SECTION 7.05. RIGHTS AND REMEDIES NOT LIMITED	2

ARTICLE VIII - COVENANTS	2
SECTION 8.01. GUARANTOR'S COVENANTS	2
SECTION 8.02. FURNISHING OF INFORMATION	2

ARTICLE IX - PAYMENTS	2
SECTION 9.01. APPROPRIATION OF MONEYS	2
SECTION 9.02. PAYMENTS	2
SECTION 9.03. No SET-OFF	2
SECTION 9.04. TAXES	2
SECTION 9.05. CURRENCY INDEMNITY	2
SECTION 9.06. CERTIFICATE	2
SECTION 9.07. APPLICATION OF PAYMENTS	2
SECTION 9.08. DEFAULT INTEREST	2
SECTION 9.09. SET-OFF	2

ARTICLE X - MISCELLANEOUS	2
SECTION 10.01. TERM OF DEED	2
SECTION 10.02. ENTIRE AGREEMENT; AMENDMENT AND WAIVER	2
SECTION 10.03. BORROWER'S AND GUARANTOR'S OBLIGATIONS	2
SECTION 10.04. NOTICES	2
SECTION 10.05. ENGLISH LANGUAGE	2
SECTION 10.06. INDEMNITIES AND EXPENSES	2
SECTION 10.07. RIGHTS, REMEDIES AND WAIVERS

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SECTION 10.08. GOVERNING LAW	2
SECTION 10.09. ARBITRATION AND JURISDICTION	2
SECTION 10.10. PRIVILEGES AND IMMUNITIES OF EBRD	2
SECTION 10.11. WAIVER OF SOVEREIGN IMMUNITY	2
SECTION 10.12. SUCCESSORS AND ASSIGNS	2
SECTION 10.13. RIGHTS OF THIRD PARTIES	2
SECTION 10.14. No PARTNERSHIP OR AGENCY	2
SECTION 10.15. DISCLOSURE	2
SECTION 10.16. SEVERABILITY	2
SECTION 10.17. COUNTERPARTS	2
SECTION 10.18. SURVIVAL

iii

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This DEED OF FINANCIAL AND PERFORMANCE GUARANTEE (this "Deed") is made on AtItAk fttly 2008 among:

(1) BALYKSHY L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan with registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Borrower");

(2) CASPIAN SERVICES INC., a corporation organised and existing under the laws of the State of Nevada, United States of America and having its Principle Executive Offices at 257 East 200 South, Suite 340, Salt Lake City, Utah, 84101, United States of America (the "Guarantor"); and

(3) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty ("EBRO").

RECITALS

WHEREAS:

(A) By way of a loan agreement dated 21 December 2006 between EBRD and the Borrower, as amended by an amendment agreement dated 28 June 2007, EBRD has agreed to extend to the Borrower a loan in the total aggregate amount of thirty two million Dollars (USD32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(B) The Guarantor owns one hundred per cent. (100%) of the issued and outstanding shares of the Shareholder;

(C) Following the EBRD investment, the Shareholder will own a seventy eight per cent. (78%) participation interest in the Charter capital of the Borrower;

(D) It is a condition of the first disbursement of the loan funds to the Borrower under the Loan Agreement that the Guarantor and the Borrower enter into this Deed;

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(E) The Guarantor, in consideration of EBRD entering into the Loan Agreement and the other Financing Agreements and agreeing to disburse thereunder, has agreed so to guarantee the obligations of the Borrower under the Financing Agreements on the terms and conditions set forth in this Deed; and

(F)	The giving of this Guarantee is for the commercial benefit of the Guarantor. NOW, THEREFORE THIS DEED WITNESSES, and the parties hereto agree as follows: ARTICLE I - DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions

(a) Wherever used in this Deed, unless the context otherwise requires or unless otherwise defined in this Deed (including the Recitals), terms defined in the Loan Agreement have the same meanings herein.

(b) Wherever used in this Deed, unless the context otherwise requires, the following terms have the following meanings:

"Applicable Law"
means all laws, ordinances, regulations, judgments, decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to the Guarantor or the Borrower, its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by EBRD of its rights under the Loan Agreement and the Financing Agreements.

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"Authorisation" "EBITDA"
means any consent, registration, filing, agreement, notarisation, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period and all corporate, creditors' and shareholders' approvals or consents;
means in respect of any financial period of the Guarantor, the operating profits on ordinary activities (net of normal operating expenses and overheads) of the Sponsor determined in accordance with Generally Accepted Accounting Principles, but after adding back interest expense, amortisation of goodwill and any provision for depreciation and before deducting Taxes payable by the Guarantor for or in respect of such period and extraordinary items.

"Authority" means the government of any country, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies), and all officials, agents and representatives of each of the foregoing;

"Financing Agreements"means the financing agreements listed in the definition thereof in the Loan Agreement;

"Financial Year"means the period commencing each year on 1 January and ending on the following 31 December, or such other

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"Financial Statements"
period as the Guarantor may, with EBRD's consent, from time to time designate as the accounting year of the Guarantor;

"Generally Accepted" means the financial statements (including balance sheet, income statement, statement of changes in equity, cash flow statement and notes, comprising a summary of significant accounting policies and other explanatory notes) of the Guarantor and its Subsidiaries prepared in accordance with Generally Accepted Accounting Principles;

"Accounting Principles" means accounting principles generally accepted in the United States of America and consistently applied;

"Guaranteed Obligations" means all debts and monetary liabilities of the Borrower to EBRD under the Financing Agreements irrespective of whether the debts or liabilities are:

(a) present or future;

(b) actual, contingent or otherwise;

(c) at any time ascertained or unascertained;

(d) owed or incurred by or on account of the Borrower alone, or severally or jointly with any other person;

(e) owed or incurred to or for the account of EBRD alone or severally or jointly with any person;

(f) owed or incurred as principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

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(g)comprised of any combination of (a) to (f) above;

"Interest Expense"
means, in respect of any financial period of the Guarantor, all interest, guarantee commissions, discount charges, the interest element of rentals under finance leases and periodically payable fees and commissions paid in respect of Financial Debt and all sums attributable to or treated for accounting purposes as interest or such other sums paid or incurred by, or accruing due from the Guarantor in effecting, servicing or maintaining any Financial Debt, during such financial period;

"Material Adverse Effect" means a material adverse effect on:

(a) the Project;

(b) the Borrower's or the Guarantor's business, operations or financial condition; or

(c) the ability of the Borrower or the Guarantor to perform or comply with any of its obligations under any Financing Agreement or Project Agreement.

"Net Worth"
means on any date the amount paid up or credited as paid up as the issued share capital of the Guarantor plus the reserves of the Guarantor plus the amount standing to the credit of the share premium account of the Guarantor, plus the retained earnings of the Guarantor (or less the amount outstanding to the debit of the profit and loss account of the Guarantor) but adjusted so as to:

(a)  exclude any amount attributable to goodwill and

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other intangible assets;

(b) deduct any amount attributable to any upwards revaluation of assets after the date hereof;

(c) reflect any variation in the issued share capital of the Guarantor after the date of the latest audited balance sheet;

(d) reflect any dividend or other distribution declared, recommended or made to the extent that it was not provided for in the relevant accounts;

(e) deduct any amount attributable to deferred taxation;

(f) deduct any amount attributable to minority interests; and

(g) reflect any gains or losses due to foreign exchange translations;

"Relevant Amount" means any amount owing to the Guarantor by the Borrower on any account whatsoever;

"Relevant Jurisdiction"means any jurisdiction of which the Guarantor becomes resident for the purposes of any Taxes; and

"Transaction Documents" means the Financing Agreements and the Project Agreements and any documents relating thereto.

Section 1.02. Interpretation

In this Deed, unless the context otherwise requires:

(a) a reference to "Guaranteed Obligations" shall be deemed to include a

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reference to any part of them;

(b) unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(c) a reference to a specified Article or Section shall be construed as a reference to that specified Article or Section of this Deed;

(d) a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(e) the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Deed;

(f) a Default is outstanding or continuing until it has been remedied or waived by EBRD in writing;

(g) any reference to a provision of law, is a reference to that provision as from time to time amended or re-enacted;

(h) a reference to a "person" includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and references to a "person" include its successors in title, permitted transferees and permitted assigns;

(i) the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

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(j) "the knowledge of the Borrower", "to the knowledge of the Guarantor", "to the Borrower's knowledge", "to the Guarantor's knowledge", "to the best of the Borrower's knowledge" or "to the best of the Guarantor's knowledge" or similar expressions related to the knowledge of the Borrower or the Guarantor shall always include the best knowledge of such party after due and careful inquiry and investigation;

(k) all Schedules (if any), supplements and amendments hereto shall form an integral part of this Deed;

(1) references to the guarantee are to include the indemnity in Section 2.02 (Indemnity); and

(m) references to liability are to include any liability whether actual, contingent, present or future.

ARTICLE II - GUARANTEE AND INDEMNITY

Section 2.01. Guarantee

In consideration of EBRD acting under or in connection with the Financing Agreements and making the Loan available to the Borrower under the Loan Agreement, the Guarantor hereby irrevocably, absolutely and unconditionally as primary obligor and not merely as surety:

(a) guarantees to EBRD prompt and full performance by the Borrower of all its financial obligations to EBRD under or in connection with the Financing Agreements and the payment by the Borrower on the due date of the Guaranteed Obligations in accordance with the Financing Agreements; and

(b) undertakes with EBRD that, if and each time that the Borrower does not make payment of any amount of the Guaranteed Obligations in accordance with the Financing Agreements, the Guarantor shall immediately pay on demand that amount as if

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it was the principal obligor. Section 2.02. Indemnity

As a separate, additional, continuing and primary obligation, the Guarantor hereby irrevocably, absolutely and unconditionally agrees to indemnify EBRD from time to time on demand from and against any losses, actions, claims, proceedings, liabilities, expenditures or costs suffered or incurred by EBRD as a result of any of the Guaranteed Obligations not being recoverable from the Guarantor under Section 2.01 (Guarantee) or being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to EBRD.

Section 2.03. Continuing Guarantee

The guarantee and indemnity contained in this Deed shall (subject to Section 4.01(b)) be continuing and shall extend to the ultimate balance of the Guaranteed Obligations and to the performance in full of all obligations guaranteed hereunder, regardless of any intermediate payment or discharge in whole or in part or performance in part.

Section 2.04. Acknowledgements by the Guarantor

The Guarantor acknowledges having received copies of the Financing Agreements and confirms its acceptance of the provisions thereof.

ARTICLE III - PROJECT COMPLETION

Section 3.01. Guarantor's Obligations

Subject to the terms and conditions of this Deed, the Guarantor agrees to provide, or cause to be provided, funds to the Borrower, under the terms and conditions specified in this Deed, as and when needed by the Borrower prior to the Project Completion Date to achieve the Project Completion Date, to fulfil all of the Borrower's

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financial obligations in respect of the Project and to pay all of the Borrower's other financial obligations as they become due and payable prior to the Project Completion Date, including without limitation the Borrower's financial obligations and affirmative covenants under the Loan Agreement and the other Financing Agreements.

Section 3.02. Advances by Guarantor

(a) If, from time to time prior to the Project Completion Date, the Borrower, in the reasonable opinion of EBRD, has insufficient funds to fulfil the obligations referred to in Section 3.01 (Guarantor's Obligations) of this Deed, EBRD may, by notice to the Guarantor require the Guarantor to advance the amount of such deficiency, or cause the amount of such deficiency to be advanced, to the Borrower. The Guarantor shall then advance the amount of such deficiency, or cause the amount of such deficiency to be advanced, to the Borrower not later than ten (10) Business Days after the date of such notice.

(b) Each advance of funds to the Borrower under Section 3.01 (Guarantor's Obligations) or Section 3.02(a) shall be made by the Guarantor in the form of a subordinated loan.

(c) The Borrower and the Guarantor agree that EBRD may take or bring, in its own name or in the name of the Borrower, any steps, actions, suits or proceedings deemed necessary or desirable by EBRD to obtain the payments by the Guarantor which are contemplated hereunder.

ARTICLE IV - DISCHARGE AND RELEASE

Section 4.01. Discharge and Release

(a) Other than as provided in Section 4.01(b), the Guarantor may not terminate this Deed, whether by notice to EBRD or otherwise.

(b) The Guarantor shall cease to have any liability under Article II (Guarantee and Indemnity) and Article III (Project Completion) of this Deed, except as

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provided in Section 4.01(c), on the earlier of:

(i) the date on which the Guaranteed Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by EBRD; or

(ii) the Project Completion Date.

(c) Any discharge or release and any composition or arrangement which the Guarantor may effect with EBRD shall be deemed to be made subject to the condition that:

(i) it will be void if any payment, performance or security which EBRD has received or may receive from the Guarantor pursuant to the terms of this Deed in respect of the Guaranteed Obligations is set aside, refunded or reduced under any Applicable Law or proves to have been invalid. If such condition is satisfied, EBRD shall, be entitled to recover from the Guarantor on demand the amount of any such payment or the value of such security as if such discharge, release, composition or arrangement had not been made; and

(ii) it will be void if any payment, performance or security which EBRD has received or may receive from any third party (other than the Guarantor pursuant to the terms of this Deed) in respect of the Guaranteed Obligations is set aside, refunded or reduced under any Applicable Law or proves to have been invalid. If such condition is satisfied, EBRD shall be entitled to recover from the Guarantor on demand the amount of any such payment or the value of such security as if such discharge, release, composition or arrangement had not been made.

ARTICLE V - WAIVER OF DEFENCES

Section 5.01. Waiver of Defences

The obligations of the Guarantor under this Deed shall not be affected or

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impaired by any act, omission, circumstance, matter or thing whatsoever (other than the discharge and release of the Guarantor pursuant to Section 4.01(b)), whether or not known to the Guarantor, which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed or which might otherwise constitute a legal or equitable discharge or defence of a surety or a guarantor, including:

(a) any time, waiver, composition, forbearance or concession given to the Borrower, the Guarantor or any other person;

(b) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the Borrower, the Guarantor or any other person, or in respect of any security for the Guaranteed Obligations;

(c) any taking, holding, reviewing, exchanging, varying, releasing, waiving or omitting to take, perfect or enforce any rights, remedies or security against or granted by the Borrower, the Guarantor or any other person;

(d) any amplification, amendment, variation (including of rates of interest, commission, fees or charges) or replacement of the provisions of any Financing Agreement or of any other agreement between EBRD and the Borrower;

(e) any failure of the Borrower or the Guarantor to comply with any requirement of any Applicable Law or Authorisation;

(f) the dissolution, winding up, liquidation, reorganisation or other alteration of the legal status, structure, constitution or composition of the Borrower or the Guarantor;

(g) any purported or actual assignment of a Loan or any of the Financing Agreements by EBRD to any other party;

(h) any act or omission by EBRD, or any person other than it, with respect to any rights, powers or remedies of such persons against the Borrower under any of the other Financing Agreements;

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(i) any of the Financing Agreements being in whole or in part illegal, void, voidable, avoided, invalid, unenforceable, or not binding, completed or perfected, or otherwise of limited force and effect, or the failure by EBRD to take any guarantee, indemnity or other assurance against loss or security; or

(j) any other circumstance howsoever caused or arising and whether or not similar to any of the foregoing (other than payment in full of the Guaranteed Obligations by the Borrower or the Guarantor in accordance with the Loan Agreement or this Deed) which might otherwise constitute a legal or equitable discharge or defence of a surety or guarantor.

Section 5.02. Other Circumstances

Without limiting Section 5.01 (Waiver of Defences), the liability of the Guarantor under this Deed shall not be affected, nor shall the guarantee or indemnity given under this Deed be diminished or discharged by any of the following:

(a) the absence of or any defective, excessive or irregular exercise of the powers of the Borrower, including (without limitation) lack of authority of any person purporting to be acting for the Borrower;

(b) any security given or payment made to EBRD by the Borrower or any other person being avoided or reduced under any Applicable Law (whether English or foreign) relating to bankruptcy, liquidation or analogous circumstances in force from time to time;

(c) any compromise or arrangement affecting the Borrower under Part I or Part VIII of the Insolvency Act 1986 or section 425 of the Companies Act 1985 or any analogous provisions of any foreign law;

(d) the existence or non-existence of any document (other than this Deed) or any fact, circumstance or mistake (whether or not known to the Guarantor, EBRD, the Borrower or any other person) or the construction or interpretation of any document, fact or circumstance which could or might at common law or in equity make any one or more

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of the Guaranteed Obligations void, invalid, voidable or unenforceable; or

(e) anything which would not have released or reduced the liability of the Guarantor hereunder had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

ARTICLE VI - DEMANDS

Section 6.01. Demands

Demands under this Deed may be made from time to time, and the liabilities and other obligations hereunder of the Guarantor under this Deed may be enforced, irrespective of:

(a) whether any demands, steps or proceedings are being or have been made or taken against the Borrower, the Guarantor and/or any third party; or

(b) whether or in what order any security to which EBRD may be entitled in respect of the Guaranteed Obligations and the other obligations hereunder is enforced.

Section 6.02. Deed as property of EBRD

This Deed is and will remain the property of EBRD after any release, settlement, discharge or arrangement relating to the liability of the Guarantor under this Deed.

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Section 6.03. Bankruptcy or Liquidation of the Borrower

(a) In the event of any dissolution, winding up, liquidation, administration, readjustment, reorganisation or other similar proceedings relating to the Borrower or its property (whether voluntary or involuntary, whether partial or complete, whether in bankruptcy, administration, insolvency or receivership or upon an assignment for the benefit of creditors generally), the Guaranteed Obligations shall first be paid in full before the Guarantor shall be entitled to receive or retain any Relevant Amount.

(b) In order to implement Section 6.03(a):

(i) all payments of any Relevant Amount shall be made directly to EBRD;

(ii) the Guarantor shall promptly file a claim or claims, in the form required in any relevant proceedings, for the full outstanding amount of any Relevant Amount and shall use its best efforts to cause such claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to EBRD;

(iii) the Guarantor hereby irrevocably agrees that EBRD may, in its sole discretion, in the name of the Guarantor or otherwise, demand, sue for, collect, receive and give receipt for any and all payments or distributions and file, prove and vote or consent in any relevant proceedings with respect to any and all claims of the Guarantor relating to a Relevant Amount;

(iv) EBRD may, and is irrevocably authorised on behalf of the Guarantor to receive all payments and other distributions on account of the Relevant Amount for application towards the Guaranteed Obligations until the same has been irrevocably paid and discharged in full; and

(v) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Guarantor or its proceeds is directed (and the Guarantor shall so direct such trustee, liquidator, assignee or any other person) to pay distributions on any Relevant Amount directly to EBRD for application towards the Guaranteed Obligations

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until the Guaranteed Obligations are irrevocably paid and discharged in full. The Guarantor will give all such notices and do all such things as EBRD may direct to give effect to this provision.

ARTICLE VII - REPRESENTATIONS AND WARRANTIES

Section 7.01. Representations and Warranties of the Guarantor

The Guarantor represents and warrants to EBRD that:

(a) it is duly incorporated under the laws of its jurisdiction of incorporation and has the corporate power to execute and deliver and perform its obligations under this Deed;

(b) the execution and delivery by it of this Deed and the performance by it of its obligations hereunder have been duly authorised by it, and all necessary corporate, creditors' and shareholders' actions, approvals and consents have been completed or obtained (as the case may be);

(c) this Deed has been duly executed by it and constitutes, subject to the reservations and qualifications set out in the legal opinions of the legal counsel to EBRD and provided under Article IV (Conditions Precedent) of the Loan Agreement, its valid and legally binding obligations enforceable in accordance with its terms;

(d) the execution of this Deed and the compliance with the terms hereof:

(i) does not and will not result in violation of its Charter or any provision contained in any Applicable Law;

(ii) does not and will not require any consent under, or result in the imposition of any Lien, under, any agreement or instrument to which it is a party or by which it or any of its assets is bound;

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(iii) does not and will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument, which would or is likely to have a Material Adverse Effect;

(e) all Authorisations required for the execution and delivery of this Deed by it, and the performance by it of its obligations hereunder, have been duly obtained or granted and are in full force and effect;

(f) it has not taken or accepted any Liens from the Borrower or, in relation to the Guaranteed Obligations, from any third person nor is it a party to any other guarantee, indemnity or any security agreement or instrument creating or purporting to create a Lien in respect of the Guaranteed Obligations that has not been disclosed in writing prior to the date of this Deed to EBRD; and

(g) the Financial Statements for the period ending on 31 March 2007, and each other Financial Statement delivered to EBRD pursuant to Section 8.02 (Furnishing of Information):

(i) have been prepared in accordance with Generally Accepted Accounting Principles and gives a true and fair view of its financial condition as of the date thereof and the results of its operations during the period then ended; and

(ii) discloses, to the extent required by Generally Accepted Accounting Principles, all of its liabilities (contingent or otherwise) and the reserves, if any, for such liabilities and all unrealised or anticipated losses arising from commitments it has entered into;

(h) all financial and other information furnished by it in connection with the negotiation of this Deed or delivered to EBRD pursuant to this Deed was true and accurate when given and there were no other facts or matters the omission of which would have made any statement or information contained therein misleading; and

(i) except as otherwise notified to EBRD, (i) no Default has occurred and is

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continuing or will occur upon execution and delivery of this Deed; and (ii) it is not engaged in, or, to the best of its knowledge, threatened by any litigation, arbitration or administrative proceedings, the outcome of which is likely to have a Material Adverse Effect.

Section 7.02. Representations and Warranties of Borrower The Borrower represents and warrants to EBRD that:

(a) it has full corporate power and authority to enter into, and perform its obligations under, this Deed, and this Deed has been duly authorised (including by all necessary or advisable corporate, creditors' and shareholders' actions, approvals and consents) and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms;

(b) the execution and delivery of this Deed and the compliance with the terms hereof:

(i) will not result in violation of the Borrower's Charter or any provision contained in any Applicable Law;

(ii) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which it is a party or by which it or any of its assets is bound; and

(iii) will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument;

(c) no Authorisations are required for the due execution, delivery or performance by the Borrower of this Deed, or the validity or enforceability hereof.

Section 7.03. Restatement of Representations and Warranties

Any representation or warranty given hereunder which specifies that such

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representation and warranty is provided hereunder "as of the date of this Agreement" shall only be given on the date of this Agreement and shall not be deemed to be repeated hereafter in connection with any Disbursement made pursuant to this Agreement. In respect of all other representations and warranties provided in this Article VII, such representations and warranties shall be deemed to be repeated on submission of each Disbursement request, on each Disbursement date and on each Interest Payment Date.

Section 7.04. EBRD's Reliance

(a) The Guarantor acknowledges that it makes the representations in Section 7.01 (Representations and Warranties of Guarantor) and the Borrower acknowledges that it makes the representations in Section 7.02 (Representations and Warranties of Borrower) with the intention of inducing EBRD to enter into this Deed and the other Financing Agreements and that EBRD enters into this Deed and the other Financing Agreements on the basis of, and in full reliance on, each of such representations.

(b) The Guarantor and the Borrower warrant to EBRD that each of the representations in Section 7.01 (Representations and Warranties of Guarantor) and Section 7.02 (Representations and Warranties of Borrower) is true and correct as of the date of this Deed and, having regard to the circumstances then existing, will be true and correct on the date of any application for a Disbursement under the Loan Agreement, on the date of each Disbursement under the Loan and on each Interest Payment Date and and that it has no knowledge of additional facts or matters the omission of which makes or would make any of such representations misleading when made.'

Section 7.05. Rights and Remedies not Limited

EBRD's rights and remedies in relation to any misrepresentation or breach of

I Note: Amended to reflect Loan Agreement.

LONDON - 113728.15

warranty on the part of the Guarantor or the Borrower are not prejudiced:

(a) by any investigation by or on behalf of EBRD into the affairs of the Guarantor or the Borrower;

(b) by the execution or the performance of this Deed; or

(c) by any other act or thing which may be done by or on behalf of EBRD in connection with this Deed and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE VIII - COVENANTS

Section 8.01. Guarantor's Covenants

The Guarantor undertakes with EBRD from the date of this Deed until all the Guaranteed Obligations have been unconditionally and irrevocably paid in full or until the Guarantor has been discharged pursuant to Section 4.01(b), as follows:

(a) it shall, when requested by EBRD, do or cause to be done anything which EBRD reasonably believe is necessary for the exercise of any power, right or remedy of EBRD under this Deed including, but not limited to, the execution of any document or agreement;

(b) it shall obtain, maintain and promptly renew when necessary, and shall promptly deliver to EBRD certified copies of any and all Authorisations and all necessary corporate, creditors' and shareholders' approvals and consents:

(i) to enable it to perform its obligations under this Deed; or

(ii) to ensure the validity, enforceability or priority of the liabilities and obligations of it or the rights of EBRD under this Deed;

(c) it shall comply in all respects with the terms of all Authorisations and

LONDON - 113728.15

observe all conditions and restrictions contained in, or imposed by such Authorisations;

(d) it shall, and shall procure (to the extent that it is able) that the Borrower will, promptly notify EBRD in writing upon becoming aware of:

(i) any litigation, arbitration, administrative or other proceedings current or, to its knowledge, threatened against it, the Borrower or any of their respective Affiliates, which might reasonably be expected to result in a Material Adverse Effect;

(ii) any notices, orders or directions given to it or the Borrower by any Authority which might reasonably be expected to result in a Material Adverse Effect;

(iii) any Default and the steps being taken to remedy or mitigate such Default;

(iv) any material dispute under any Project Agreement involving it, the Borrower or any of their respective Affiliates; and

(v) any event of which it is aware and which could reasonably be expected to result in a Material Adverse Effect;

(e) the obligations of the Guarantor under this Deed do and shall rank at least pari passu with all of its other present and future obligations other than obligations which are preferred by Applicable Law;

(f) it will not, and it will procure (to the extent that it is able) that the Borrower will not, without the prior consent of EBRD, sell, transfer, lend, lease or otherwise dispose of (in any such case otherwise than for full consideration in the ordinary course of trading) all or, in the opinion of EBRD, any substantial part of its assets (whether by one transaction or by a series of transactions, whether related or not);

(g) it will not, and it will procure (to the extent that it is able) that the Borrower will not, without the prior written consent of EBRD, consolidate or amalgamate with, or merge into, any other entity;

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(h) it shall not take or accept any Lien from the Borrower or any third party in relation to the Guaranteed Obligations;

(i) it shall not seek to recover, whether directly or by set off, any Lien, counterclaim or otherwise, nor accept any money or other property, nor exercise any rights, in respect of any sum or security which may be or become due to it on any account by the Borrower or, in relation to the Guaranteed Obligations, from any third party nor claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Guaranteed Obligations, any third party; and

(j) it shall not claim as a creditor of the Borrower or any co-surety in competition with EBRD;

(k) the Guarantor shall maintain:

(i) a ratio of Debt to EBITDA (for the immediately preceding four financial quarters) of not more than 3.25:1;

(ii) a ratio of EBITDA (for the immediately preceding four financial quarters) to Interest Expense (for the immediately preceding four financial quarters) of not less than 4.0:1; and

(iii) a minimum Net Worth of not less than thirty five million Dollars (USD 35,000,000);

(1) the Guarantor will provide EBRD with either an irrevocable letter of credit for the amount of five million Dollars (USD 5,000,000) issued in favour of EBRD by a bank acceptable to EBRD in form and substance satisfactory to EBRD or the equivalent amount in the form of a cash collateral account held at a bank acceptable to EBRD or other security in each case in form and substance satisfactory to EBRD; and

(m) if, at any time, the Guarantor fails to maintain the financial ratios referred to in Section 8.01 (k) or an event has occurred which, in the reasonable opinion of EBRD, might have a Material Adverse Effect the Guarantor shall, at the request of

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EBRD, grant to EBRD security over such of its assets as may be specified by EBRD, in form and substance satisfactory to EBRD.

Section 8.02. Furnishing of Information

Unless EBRD otherwise agrees in writing, the Guarantor undertakes with EBRD that:

(a) as soon as available but, in any event, within sixty (60) days after the end of each quarter of each Financial Year, the Guarantor shall furnish to EBRD:

(i) two (2) copies of the unaudited Financial Statements for such quarter in a form satisfactory to EBRD and, if requested by EBRD, certified by an officer of the Guarantor;

(ii) a management discussion and analysis of results for such quarter, including a report on any factors materially and adversely affecting or which might materially and adversely affect the Guarantor's business, operations or financial condition or a statement that there are no such factors; and

(iii) a certificate, certified by an officer of the Guarantor, confirming the Guarantor's compliance with the financial ratios set out in Section 8.01(k) of this Deed together with the relevant financial calculations;

(b) As soon as available but, in any event, within one hundred and twenty (120) days after the end of each Financial Year, the Guarantor shall furnish to EBRD:

(i) two (2) copies of the audited Financial Statements for such Financial Year, together with a report of the auditors thereon prepared in accordance with Generally Accepted Accounting Principles, all in a form satisfactory to EBRD, and as soon as practicable thereafter publish a summary of such audited Financial Statements on its web-site; and

(ii) a management letter from the auditors of the Guarantor commenting on, among other matters, the adequacy of the Guarantor's financial control procedures

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and accounting systems, together with a copy of any other communication sent by the auditors to the Guarantor or to the Guarantor's management, in relation to the Guarantor's financial, accounting and other systems, management and accounts;

(c) from time to time, and on demand, such additional financial or other information relating to the Guarantor or its Subsidiaries as may be requested by EBRD; and

(d) it shall furnish promptly to EBRD such other information as EBRD may from time to time reasonably request.

ARTICLE IX - PAYMENTS

Section 9.01. Appropriation of Moneys

Until all of the Guaranteed Obligations have been irrevocably paid in full, EBRD (or any trustee, agent or other person acting on their behalf) may:

(a) refrain from applying or enforcing any other monies, security or rights held or received by EBRD (or any trustee, agent or other person) in respect of the Guaranteed Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against the Guaranteed Obligations or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b) hold and keep for such time as they think prudent any monies received, recovered or realised under this Deed to the credit either of the Guarantor or such other person or persons as they may think fit or in suspense account or securities realised account, without any obligation in the meantime to apply such monies in or towards discharge of any of the Guaranteed Obligations.

Section 9.02. Deferral of Guarantor's rights

Until all amounts which may be or become payable by the Borrower under or in

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connection with the Financing Agreements have been irrevocably paid in full and unless EBRD otherwise directs, the Guarantor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Financing Agreements:

(a) to be indemnified by the Borrower;

(b) to claim any contribution from any other guarantor of the Borrower's obligations under the Financing Agreements; and/or

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of EBRD under the Financing Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Financing Agreements by EBRD.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to EBRD by the Borrower under or in connection with the Financing Agreements to be repaid in full on trust for EBRD and shall promptly pay or transfer the same to EBRD or as EBRD may direct for application in accordance with the Loan Agreement (including Section 3.09 (Payments) of the Loan Agreement).

Section 9.03. Payments

The following provisions shall apply to the making of payments under this Deed:

(a) all payments by the Guarantor to EBRD shall be made to the account at such office or offices or bank or banks as EBRD may notify to the Guarantor; and

(b) all payments by the Guarantor to EBRD shall be made for value on the due date at such times and in Dollars.

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Section 9.04. No Set-off

All payments which the Guarantor is required to make under this Deed shall be made without any set-off, counterclaim or condition.

Section 9.05. Taxes

(a) The Guarantor shall pay or cause to be paid all Taxes on or in connection with the payment of any and all amounts due under this Deed that are now or in the future levied or imposed by any Authority of the United Kingdom or any other Relevant Jurisdiction or by any organisation of which the United Kingdom or any other Relevant Jurisdiction is a member or any jurisdiction through or out of which a payment is made.

(b) All payments of principal, interest, fees and other amounts due under this Deed shall be made without deduction for or on account of any Taxes.

(c) If the Guarantor is prevented by operation of Applicable Law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts due under this Deed shall be increased to such amount as may be necessary so that EBRD receive the full amount they would have received (taking into account any Taxes payable on amounts payable by the Guarantor under this subsection) had those payments been made without that deduction.

(d) If Section 9.05(c) applies and EBRD so requests, the Guarantor shall deliver to EBRD official tax receipts evidencing payment (or certified copies of them) (if any) within thirty (30) days of the date of that request.

Section 9.06. Currency Indemnity

(a)The tender or payment of any amount payable under this Deed (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligation of the Guarantor to pay in the Loan Currency all amounts payable under this

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Deed.

(b)
The Guarantor shall indemnify EBRD against any losses resulting from a payment being received or an order or judgment being given under this Deed in any currency other than the Loan Currency or any place other than the account specified pursuant to Article IX (Payments). The Guarantor shall, as a separate obligation, pay such additional amount as is necessary to enable EBRD to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to EBRD under this Deed in the Loan Currency and in the account specified in Article IX (Payments).

(c)
Notwithstanding the provisions of Article IX (Payments) and Section 9.06(a), EBRD may require the Guarantor to pay (or reimburse EBRD) for any Taxes, fees, costs, expenses and other amounts payable under Section 9.05 (Taxes) and Section 10.06 (Indemnites and Expenses) in the currency in which they are payable, if other than the Loan Currency.

Section 9.07. Certificate

A certificate issued by an officer of EBRD specifying amounts due and payable under or in connection with any of the provisions of this Deed shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

Section 9.08. Application of Payments

EBRD may apply any amounts received by it or recovered under any Security, the Financing Agreements and/or this Deed in any manner and for such purposes in respect of the Guaranteed Obligations as EBRD in its sole discretion determines, notwithstanding any instruction that the Guarantor or the Borrower may give to the contrary.

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Section 9.09. Default Interest

(a) Without prejudice to any other rights or remedies of EBRD under this Deed or any other Financing Agreement, or under any other agreement or instrument or by Applicable Law, if the Guarantor fails to pay any amount payable by it under this Deed, the Guarantor shall forthwith on demand by EBRD pay interest on such overdue amount from and including the due date up to the date of actual payment (as well after as before judgment) at the rate per annum which is equal to two per cent. (2%) plus the interest rate in effect immediately before the due date under the Loan Agreement.

(b) Interest at the rate referred to in Section 9.08(a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount and shall become payable on demand or, if not demanded, on each Interest Payment Date falling after such overdue amount became due.

(c) For the avoidance of doubt, EBRD will not be entitled to "double recovery" of default interest in respect of the same overdue amount from both the Borrower and the Guarantor under the Financing Agreements.

Section 9.10. Set-off

EBRD shall have the right, to the fullest extent permitted by law, to set off any amount owed by EBRD to the Guarantor, whether or not matured, against any amount then due and payable by the Guarantor under any Financing Agreement, whether or not EBRD has demanded payment by the Guarantor of such amount and regardless of the currency or place of payment of either such amount.

ARTICLE X - MISCELLANEOUS

Section 10.01. Term of Deed

This Deed shall continue in full force until full and irrevocable discharge of the Guaranteed Obligations pursuant to the terms of the Financing Agreements (but

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without prejudice to Section 4.01 (Discharge and Release)).

Section 10.02. Entire Agreement; Amendment and Waiver

This Deed and each of the other Financing Agreements and any other documents referred to herein or therein constitute the entire obligations of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Deed (including, without limitation, under this Section 10.02) shall be in writing, signed by EBRD and, in the case of an amendment, by the Guarantor and the Borrower.

Section 10.03. Borrower's and Guarantor's Obligations

The Borrower and the Guarantor each agree to be bound by the terms and provisions of this Deed, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 10.04. Notices

Any notice, application or other communication to be given or made under this Deed to EBRD, the Borrower or to the Guarantor shall be in writing. Except as otherwise provided in this Deed, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

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For the Guarantor:

Caspian Services Inc.
29/6 Satpaev Avenue, 9th Floor Almaty
Republic of Kazakhstan
Attention: Laird Garrard, CEO & President Fax: +7 (327) 250 84 79

For the Borrower:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts, Director
Fax: +7 (327) 272 8450

For EBRD:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom

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Attention:Operation Administration Unit
Fax: +44 20 7338 6100

Section 10.05. English Language

All documents to be furnished or communications to be given or made by the Guarantor or the Borrower under this Deed shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Guarantor or the Borrower, as the case may be, which translation shall be the governing version among the Guarantor, the Borrower and EBRD.

Section 10.06. Indemnities and Expenses

(a)The Guarantor and the Borrower shall be liable to indemnify EBRD on demand against any loss or expense sustained or incurred by EBRD as a result of:

(i)	a failure by the Guarantor and the Borrower to perform any of its obligations under this Deed; or

(ii)	any representation or warranty made in this Deed by the Guarantor and the Borrower having been untrue, incorrect or misleading when made.

(b) The indemnities contained in this Section 10.06 shall survive the termination of this Deed.

Section 10.07. Rights, Remedies and Waivers

(a) The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Guarantor or the Borrower shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Guarantor or the

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Borrower, by the execution or the performance of this Deed or any of the other Financing Agreements by any other act or thing which may be done by or on behalf of EBRD in connection with this Deed and any of the other Financing Agreements and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Deed or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Deed and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(d) EBRD may proceed to protect and enforce its rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. The Guarantor and the Borrower hereby agree to pay to EBRD on demand such amount in the Loan Currency as shall be sufficient to reimburse EBRD for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 10.08. Governing Law

This Guarantee shall be governed by and construed in accordance with English law.

Section 10.09. Arbitration and Jurisdiction

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(a) Any dispute, controversy or claim arising out of or relating to this Deed,or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and the Guarantor and the Borrower agree that they shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima facie evidence of such amount.

(b) Notwithstanding Section 10.09(a), this Deed and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Deed or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of the United States of America, the Republic of Kazakhstan or in any other courts having jurisdiction. For the benefit of EBRD, each of the Guarantor and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Deed or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each of the Guarantor and the Borrower hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the Guarantor and the Borrower covenants and agrees that, so long as it has any obligations under this Deed, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by

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EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Guarantor or the Borrower in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each of the Guarantor and the Borrower irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 10.10. Privileges and Immunities of EBRD

Nothing in this Deed shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 10.09(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 10.09(a).

Section 10.11. Waiver of Sovereign Immunity

Each of the Guarantor and the Borrower represents and warrants to EBRD that this Deed, and any other Financing Agreements and the undertakings by the Guarantor and the Borrower under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that each of the Guarantor and the Borrower is not entitled to claim immunity from legal proceedings with respect to

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itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Deed or the other Financing Agreements. To the extent that the Guarantor or the Borrower or any of the assets of either has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Guarantor and the Borrower each hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Deed or any of the other Financing Agreements.

Section 10.12. Successors and Assigns

(a) This Deed binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) Neither the Guarantor nor the Borrower may assign or otherwise transfer all or any part of its rights or obligations under this Deed without the prior written consent of EBRD.

(c) The benefit of this Deed may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by EBRD to any other person.

Section 10.13. Rights of Third Parties

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed (except as provided for in Section 10.12 (Successors and Assigns).

Section 10.14. No Partnership or Agency

Nothing in this Deed (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

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Section 10.15. Disclosure

EBRD may disclose such documents, information and records regarding the Borrower or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Deed and any Financing Agreement) as EBRD deems appropriate in connection with any dispute involving the Borrower or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 10.12 (Successors and Assigns).

Section 10.16. Severability

Each of the provisions of this Deed shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Deed shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 10.17. Counterparts

This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 10.18. Survival

Notwithstanding the discharge and release of the Guarantor pursuant to Section 4.01(b), (i) the representations and warranties given by the Guarantor and the Borrower in Article VII (Representations and Warranties); (ii) the covenants of the

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Guarantor in Section 8.01 (Guarantor Covenants); and (iii) the provisions set forth in Articles IX (Payments) and X (Miscellaneous) and of this Section 10.18, shall survive and remain in full force and effect until the Guaranteed Obligations have been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by EBRD.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Deed to be executed and delivered as a deed in their respective names as of the date first above written.

[Signature Page Follows]

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Deed to be executed and delivered as a deed in their respective names as of the date first above written.

EXECUTED and DELIVERED as a deed on

behalf of BALYKSHY L.L.P., a company

incorporated in the territory of the Republic of
Kazakhstan, by Paul Anthony Roberts, being a

person who, in accordance with the laws of that

territory, is acting under the authority of the

company:

By:

Authorised signatory Name: Paul Anthony Roberts Position: Director

[Seal]

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EXECUTED and DELIVERED as a deed on behalf of CASPIAN SERVICES INC., a company incorporated in the territory of the State of Nevada, United States of America, byf.tio, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By:

Authorised signatory
Name:

Position:

[Seal]

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR

RECONSTRUCTION AND DEVELOPMENT

By: Name: Position:
Authorised Representative

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EXECUTED and DELIVERED as a deed on behalf of CASPIAN SERVICES INC., a company incorporated in the territory of the State of Nevada, United States of America, by Laird Garrard, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By:

Authorised signatory Name: Laird Garrard

Position: CEO and President

[Seal]

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:

uthorised Representative
Name: Business Group Director
Position: Energy and Natural Resources

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